Exhibit 10.4
NONQUALIFIED STOCK OPTION AGREEMENT
MAKEMUSIC, INC.
2003 EQUITY INCENTIVE PLAN
     THIS AGREEMENT, made effective as of this                      day of ___, 20___, by and between MakeMusic, Inc., a Minnesota corporation (the “Company”), and ___ (“Participant”).
W I T N E S S E T H:
     WHEREAS, Participant on the date hereof is a key employee, officer, director of or consultant or advisor to the Company or one of its Subsidiaries; and
     WHEREAS, the Company wishes to grant a nonqualified stock option to Participant to purchase shares of the Company’s Common Stock pursuant to the Company’s 2003 Equity Incentive Plan (the “Plan”); and
     WHEREAS, the Administrator has authorized the grant of a nonqualified stock option to Participant and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is $                     per share;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of Option. The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of                                          (                    ) shares of Common Stock at a per share price of $                     on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 14 of the Plan. This Option is a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.
     2. Duration and Exercisability.
          a. General. The term during which this Option may be exercised shall terminate on                     ,                     , except as otherwise provided in Paragraphs 2(b) and 2(c) below. This Option shall become exercisable according to the following schedule:

Vesting Date	Cumulative Percentage of Shares

Once the Option becomes exercisable, Participant may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Participant does not purchase upon an exercise of this Option the full number of shares which Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.
          b. Termination of Relationship (other than Death). Except as otherwise provided in Paragraph 4 hereof, if Participant ceases to be [an employee] [a consultant] [a nonemployee director] of the Company or any Subsidiary for any reason other than death, this Option shall thereafter be exercisable only to the extent the Option was exercisable on the date on which Participant’s relationship with the Company or Subsidiary has terminated, but had not previously been exercised. To the extent this Option was not exercisable upon the termination of such relationship, or if Participant does not exercise the Option within the time specified in this Paragraph 2, all rights of Participant under this Option shall be forfeited.
          c. Death. In the event of Participant’s death, this Option shall be exercisable only to the extent the Option was exercisable on the date of Participant’s death, but had not previously been exercised. In such period following Participant’s death, this Option may be exercised by the person or persons to whom Participant’s rights under this Option shall have passed by Participant’s will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Participant’s death, but had not previously been exercised. To the extent this Option was not exercisable upon the date of Participant’s death, or if such person or persons fail to exercise this Option within the time specified in this Paragraph 2, all rights under this Option shall be forfeited.
     3. Manner of Exercise.
          a. General. The Option may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the option period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be so exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the option period as provided herein.
          b. Form of Payment. Subject to approval by the Administrator, payment of the option price by Participant shall be in the form of cash, personal check, certified check or previously acquired shares of Common Stock of the Company, or any combination thereof. Any stock so tendered as part of such payment shall be valued at its Fair Market Value as provided in the Plan. For purposes of this Agreement, “previously acquired shares of Common Stock” shall include shares of Common Stock that are already owned by Participant at the time of exercise.
          c. Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of the Option, Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Participant one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.
     4. Change of Control.
          a. Acceleration. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event of the termination of the Participant’s relationship with the Company in connection with a Change of Control, this Option shall become immediately exercisable upon such Change of Control to the extent of 100% of the aggregate number of shares specified in Paragraph 1, minus any shares or securities previously purchased by Participant, and shall remain exercisable until the earlier of the Expiration Date stated in Paragraph 2(a) above, and (ii) the date determined by the Board in connection with the terms of the Plan (including, without limitation, upon consummation of the Change of Control, if so determined by the Board). If Participant does not exercise this Option, as the case may be, within the time specified in this Paragraph 4(a), all rights of Participant under this Option shall be forfeited.
          b. Change of Control Defined. For purposes of this Paragraph 4, a “Change of Control” means:
               i. The consummation of any merger, consolidation, exchange, or reorganization to which the Company is a party if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such transaction have, immediately following the effective date of such transaction, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving corporation for the election of directors of the surviving corporation;
               ii. The shareholders of the Company approve any plan or proposal for the liquidation of the Company;
               iii. A sale, lease or other transfer of all or substantially all of the assets of the Company to any person or entity which is not an Affiliate of the Company; or
               iv. The acquisition, without prior approval by resolution adopted by the Board, of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Corporation representing, in the aggregate, more than fifty percent (50%) or more of the total combined voting power of all classes of the Company’s then-issued and outstanding securities by any person or entity or by a group of associated persons or entities acting in concert; provided, however, that a change of control will not be deemed to occur if such acquisition is initiated by Participant or an entity in which Participant owns fifty percent (50%) or more of the total combined voting power of all classes of such entity’s securities, or if Participant or such entity is a member of the group of associated persons or entities acting in concert.

          c. Limitation on Change of Control Payments. Participant shall not be entitled to receive any Change of Control Payment, as defined below, which would constitute a “parachute payment” for purposes of Code Section 280G, or any successor provision, and the regulations thereunder. In the event any Change of Control Payment payable to Participant would constitute a “parachute payment,” Participant shall have the right to designate those Change of Control Payments which would be reduced or eliminated so that Participant will not receive a “parachute payment.” For purposes of this Paragraph 4(c), a “Change of Control Payment” shall mean any payment, benefit or transfer of property in the nature of compensation paid to or for the benefit of Participant under any arrangement which is considered contingent on a Change of Control for purposes of Code Section 280G, including, without limitation, any and all of the Company’s salary, bonus, incentive, restricted stock, stock option, equity-based compensation or benefit plans, programs or other arrangements, and shall include the acceleration of this Option.
     5. Miscellaneous.
          a. Rights as Shareholder. This Agreement shall not confer on Participant any right with respect to the continuance of any relationship with the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate any such relationship. Participant shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Participant upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 14 of the Plan.
          b. Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.
          c. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 14 of the Plan, and subject to Paragraph 4 hereof, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any unexercised portion of the Option (i.e., Participant shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).
          d. Shares Reserved. The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          e. Withholding Taxes. In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.
               Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part (i) by delivering shares of Common Stock of having an equivalent fair market value, or (ii) by electing to have the Company withhold shares of Common Stock otherwise issuable to Participant having a fair market value equal to the minimum amount required to be withheld for tax purposes. Participant’s election to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Participant’s election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

          f. Nontransferability. During the lifetime of Participant, the accrued Option shall be exercisable only by Participant or by the Participant’s guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.
          g. 2003 Equity Incentive Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.
          h. Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek(s) to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).
          i. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Participant 15 days’ prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Participant pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.
          j. Stock Legend. The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 5(b) and Paragraphs 5(h) through 5(k) of this Agreement.
          k. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or successors of Participant permitted by Paragraph 2 or Paragraph 5(f) above.
          l. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

MAKEMUSIC, INC.

By:

Its:

Participant